UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012 (January 7, 2013)

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 31, 2012, Venoco, Inc. (the “Company”) completed the sale of certain properties in the Sacramento Basin and San Joaquin Valley areas of California to an unrelated third party pursuant to a purchase and sale agreement executed on December 21, 2012.  The total purchase price for the properties was $250 million, subject to certain closing adjustments, of which $101 million was placed into escrow pending the receipt of consents to assign and the expiration or waiver of preferential purchase rights relating to certain of the properties. Of the $101 million placed into escrow, $73 million was received two days after closing and the remaining $28 million is expected to be released by June 30, 2013.  The Company will apply $224 million of the proceeds to pay down a portion of the principal balance outstanding on its second lien term loan facility and $7 million for a prepayment penalty.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information

The Venoco, Inc. unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011, which give effect to the transaction described herein beginning on page F-1 of this report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013

VENOCO, INC.

	By:	/s/ Edward J. O’Donnell
Name: Edward J. O’Donnell
Title: Chief Executive Officer

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VENOCO, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(In thousands)

	Historical	Go-Private Pro Forma Adjustments		Asset Sale Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS:
Cash and cash equivalents	$18,208	$1,007	(a),(b),(c )	$(9,151	)(g),(i),(j),(k)	$10,064
Other current assets	45,872	—		(7,198	)(i)	38,674
Total current assets	64,080	1,007		(16,349)		48,738
Property, plant and equipment, at cost:
Oil and gas properties, full cost method of accounting
Proved	2,118,573	—		(260,308	)(f),(h),(i),(n),(o)	1,858,265
Unproved	58,734	—		(43,357	)(o)	15,377
Accumulated depletion	(1,291,751)	—		—		(1,291,751)
Net oil and gas properties	885,556	—		(303,665)		581,891
Other property and equipment, net of accumulated depreciation and amortization	15,531	—		(652	)(h)	14,879
Net property, plant and equipment	901,087	—		(304,317)		596,770
Other assets	19,732	9,193	(a)	(4,894	)(m)	24,031
Total assets	$984,899	$10,200		$(325,560)		$669,539
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities	$108,392	—		$(7,991	)(k)	$100,401
Long-term debt	719,524	329,700	(b)	(245,255	)(g)	803,969
Commodity derivatives	27,608	—		(3,740	)(j)	23,868
Asset retirement obligations	93,143	—		(56,952	)(f)	36,191
Total liabilities	948,667	329,700		(313,938)		964,429
Stockholders’ equity	36,232	(319,500	)(c )	(11,622	)(g),(m)	(294,890)
Total liabilities and stockholders’ equity	$984,899	$10,200		$(325,560)		$669,539

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

VENOCO, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(In thousands, except per share amounts)

	Historical	Asset Sale Pro Forma Adjustments		Pro Forma As Adjusted
REVENUES:
Oil and natural gas sales	$259,701	$(40,620	)(d)	$219,081
Other	4,859	(1,793	)(d)	3,066
Total revenues	264,560	(42,413)		222,147
EXPENSES:
Lease operating expense	67,442	(12,236	)(d)	55,206
Property and production taxes	8,588	(2,172	)(d)	6,416
Transportation expense	5,151	—		5,151
Depletion, depreciation and amortization	65,707	(36,423	)(e),(h)	29,284
Accretion of asset retirement obligations	4,298	(2,527	)(f)	1,771
General and administrative, net of amounts capitalized	34,052	(4,066	)(l)	29,986
Total expenses	185,238	(57,424)		127,814
Income (loss) from operations	79,322	15,011		94,333
FINANCING COSTS AND OTHER:
Interest expense, net	48,089	—		48,089
Amortization of deferred loan costs	1,751	—		1,751
Commodity derivative losses (gains), net	72,931	—		72,931
Total financing costs and other	122,771	—		122,771
Income (loss) before income taxes	(43,449)	15,011		(28,438)
Income tax provision (benefit)	—	—	(p)	—
Net income (loss)	$(43,449)	$15,011		$(28,438)

Earnings per common share:
Basic	$(0.74)			$(0.48)
Diluted	$(0.74)			$(0.48)
Weighted average common shares outstanding:
Basic	59,045			59,045
Diluted	59,045			59,045

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

VENOCO, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(In thousands, except per share amounts)

	Historical	Asset Sale Pro Forma Adjustments		Pro Forma As Adjusted
REVENUES:
Oil and natural gas sales	$323,423	$(91,901	)(d)	$231,522
Other	5,355	(2,346	)(d)	3,009
Total revenues	328,778	(94,247)		234,531
EXPENSES:
Lease operating expense	94,100	(16,579	)(d)	77,521
Property and production taxes	6,376	(2,617	)(d)	3,759
Transportation expense	9,348	—		9,348
Depletion, depreciation and amortization	85,817	(49,995	)(e),(h)	35,822
Accretion of asset retirement obligations	6,423	(3,465	)(f)	2,958
General and administrative, net of amounts capitalized	39,186	(5,691	)(l)	33,495
Total expenses	241,250	(78,347)		162,903
Income (loss) from operations	87,528	(15,900)		71,628
FINANCING COSTS AND OTHER:
Interest expense, net	61,113	—		61,113
Amortization of deferred loan costs	2,310	—		2,310
Interest rate derivative losses (gains), net	1,083	—		1,083
Loss on extinguishment of debt	1,357	—		1,357
Commodity derivative losses (gains), net	(40,649)	—		(40,649)
Total financing costs and other	25,214	—		25,214
Income (loss) before income taxes	62,314	(15,900)		46,414
Income tax provision (benefit)	—	—	(p)	—
Net income (loss)	$62,314	$(15,900)		$46,414

Earnings per common share:
Basic	$1.02			$0.76
Diluted	$1.02			$0.76
Weighted average common shares outstanding:
Basic	58,106			58,106
Diluted	58,236			58,236

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Venoco, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.              Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are presented to give effect to the sale on December 31, 2012 by Venoco, Inc. (the “Company” or “Venoco”) certain of its oil and gas properties in the Sacramento Basin of California and certain undeveloped leasehold in the San Joaquin Valley of California (“Asset Sale”).  The total purchase price for the properties was $250 million, subject to certain closing adjustments, of which $101 million was placed into escrow pending the receipt of consents to assign and the expiration or waiver of preferential purchase rights relating to certain of the properties. Of the $101 million placed into escrow, $73 million was received two days after closing and the remaining $28 million is expected to be released by June 30, 2013.  The unaudited pro forma condensed consolidated financial statements are presented as if the full purchase price of $250 million was received on the closing date.

On June 5, 2012, the Company’s shareholders (including a majority of the unaffiliated shareholders) approved the merger agreement between the Company and Tim Marquez, Executive Chairman of the Board, to allow Mr. Marquez to acquire all outstanding shares of the common stock of Venoco of which he was not the beneficial owner, and on October 3, 2012 the transaction contemplated by the merger agreement closed. As a result, Venoco’s common stock is no longer publicly traded and the Company is wholly owned by Denver Parent Corporation, an entity owned and controlled by Mr. Marquez and his affiliates.  In connection with the closing of the transaction (“Go-Private” transaction), Venoco entered into a fifth amended and restated credit agreement related to its revolving credit facility and entered into a $315 million second lien term loan.  The terms of the second lien term loan are summarized in the Company’s September 30, 2012 Form 10-Q.  The pro forma effect of the Go-Private transaction is included in the pro forma balance sheet because a major portion of the Asset Sale proceeds were used to pay down debt incurred in connection with the Go-Private transaction.

The pro forma condensed consolidated balance sheet as of September 30, 2012, and the pro forma condensed consolidated statement of operations for the nine months ended September 30, 2012 were derived from and should be read in conjunction with the Company’s September 30, 2012 Form 10-Q, filed on November 7, 2012.  The pro forma condensed consolidated statement of operations for the year ended December 31, 2011 was derived from and should be read in conjunction with the Company’s audited financial statements included in the December 31, 2011 Form 10-K, filed on February 16, 2012.

•                  The unaudited pro forma condensed consolidated balance sheet reflects results as though the Asset Sale and the Go-Private transaction closed on September 30, 2012.

•                  The unaudited pro forma condensed consolidated statements of operations reflect results as though the Asset Sale closed on January 1, 2011.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.

2.              Pro Forma Adjustments and Assumptions

The unaudited pro forma financial statements have been prepared by adjusting the Company’s historical financial statements as discussed below:

Pro forma adjustments related to the Go-Private transaction:

(a)         Represents the pro forma effect on deferred loan costs and related amortization directly attributable to debt incurred for the Go-Private transaction (1st and 2nd Lien credit facilities).

(b)         Represents the pro forma effect of new borrowings incurred in connection with the Go-Private transaction of $309 million (net of a 2% original issue discount) under the 8.5% second lien term loan and $21 million under the revolving credit agreement.

(c)          Represents the pro forma effect of the buyback of outstanding public shares on stockholders’ equity.

Pro forma adjustments related to Asset Sale:

(d)         Represents the pro forma effect on oil and gas revenues, other revenues and related lease operating expenses and production and property taxes directly attributable to the properties sold.

(e)          Represents the pro forma effect on depletion expense, which is calculated on the units-of-production method.

(f)           Represents the pro forma effect of the removal of the properties sold on the asset retirement obligation, the full cost pool and related accretion expense.

(g)          Represents the pro forma effect of the estimated repayment of $224 million of principal and $7 million of premium on the second lien term loan and $21 million under the revolving credit agreement.

(h)         Represents the pro forma effect on depreciation and amortization expense and historical cost directly attributable to the properties sold.

(i)             Represents the pro forma effect on accounts receivable and equipment inventories related to properties sold.

(j)            The Company does not designate commodity derivative contracts as hedges. Therefore, no adjustments were made to derivative gains or losses for the periods presented. However, the Company incurred a $3.7 million realized loss from the early settlement of gas derivative contracts immediately following the Asset Sale, which directly resulted from the properties sold.

(k)         Represents the pro forma effect on accounts payable and accrued liabilities related to properties sold.

(l)             Represents the pro forma effect on general and administrative expenses, net of amounts capitalized, directly related to properties sold.

(m)     Represents the pro forma effect on deferred loan costs attributable to the reduction of debt resulting from application of the proceeds from the Asset Sale.

(n)         Represents the allocation of the net proceeds to the full cost pool, with no gain or loss recognized on the transaction.

(o)         Represents the sale of unproved properties sold in the Asset Sale.

(p)         The Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2011 and September 30, 2012. Therefore, there are no net tax effects to the Company’s income tax provision for the periods presented.